Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form 20-F of our report dated March 27, 2011, relating to the financial statements of BioLineRx Ltd., which appears in such Registration Statement. We also consent to the reference to us under the heading “Auditors” and in such Registration Statement.

/s/ Kesselman & Kesselman

Tel Aviv, Israel
July 15, 2011